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                                                                    Exhibit 4(b)

                            CERTIFICATE OF TRUST OF
                               RIGGS CAPITAL III

          THIS Certificate of Trust of Riggs Capital III (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)
                                                                   -------
3801 et seq.) (the "Act").
     -- ---

          1.   Name.  The name of the business trust formed by this Certificate
               ----
of Trust is Riggs Capital III.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Newark, Delaware 19711.

          3.   Effective Date.  This Certificate of Trust shall be effective
               --------------
upon filing.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                              THE BANK OF NEW YORK, not in its individual capacity but solely as Property Trustee


                              By:  /s/ MARY BETH LEWICKI
                                  --------------------------------
                              Name:  Mary Beth Lewicki
                              Title:  Assistant Vice President

                              THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as Delaware Trustee


                              By:  /s/ FREDRICK W. CLARK
                                   -------------------------------
                              Name:  Fredrick W. Clark
                              Title:  Authorized Signatory


                              By:  /s/ TIMOTHY C. COUGHLIN
                                   -------------------------------
                              as Administrative Trustee
                              Name:  Timothy C. Coughlin


                              By:  /s/ JOSEPH M. CAHILL
                                   -------------------------------
                              as Administrative Trustee
                              Name:  Joseph M. Cahill